As filed with the Securities and Exchange Commission on July 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INOZYME PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	38-4024528
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

321 Summer Street

Suite 400

Boston, Massachusetts 02210

(857) 330-4340

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Axel Bolte

President and Chief Executive Officer

321 Summer Street

Suite 400

Boston, Massachusetts 02210

(857) 330-4340

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800	Ilir Mujalovic Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 848-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-239648

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.0001 par value per share	575,000	$16.00	$9,200,000	$1,195

(1)	Includes 75,000 shares of common stock that the underwriters have the option to purchase.
(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on the initial public offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Inozyme Pharma, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-239648), which was declared effective by the Securities and Exchange Commission on July 23, 2020, including the exhibits thereto, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-239648) filed with the Securities and Exchange Commission on July 2, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 23rd day of July, 2020.

INOZYME PHARMA, INC.

By:	/s/ Axel Bolte
Axel Bolte
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Axel Bolte Axel Bolte	President and Chief Executive Officer, Director (Principal Executive Officer)	July 23, 2020

/s/ Stephen Basso Stephen Basso	Senior Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	July 23, 2020

* Douglas Treco	Chairman	July 23, 2020

* Sarah Bhagat	Director	July 23, 2020

* Reinaldo Diaz	Director	July 23, 2020

* Martin Edwards	Director	July 23, 2020

* Robert Hopfner	Director	July 23, 2020

* Edward Mathers	Director	July 23, 2020

* Lynne Sullivan	Director	July 23, 2020

* By:	/s/ Axel Bolte
Axel Bolte
Attorney-in-fact